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EXHIBIT 23(A)


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We have issued our report dated February 1, 2001 accompanying the consolidated financial statements of First Washington FinancialCorp and subsidiaries (the Company) included in the Company's Registration Statement on Form SB-2 (File No. 333-58650, effective July 17, 2001), which is incorporated by reference in the Company's Registration Statement on Form 8-A, filed July 2, 2001. We hereby consent to the incorporation by reference of our report in this Registration Statement.


/s/ Grant Thornton LLP

Philadelphia, Pennsylvania
August 14, 2001